UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Rich Star Development Corporation
(Exact name of Registrant's specified in its charter)

Nevada	2000	42-1769584
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

10300 Charleston Blvd., Las Vegas, NV	89135
(Name and address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   702-722-0865

Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

COPIES OF COMMUNICATIONS TO:
Alan Shinderman
Aspen Asset Management
P.O. Box 371270
Las Vegas, Nevada  89137

CALCULATION OF REGISTRATION FEE

TITLE OF EACH		PROPOSED	PROPOSED
CLASS OF		MAXIMUM	MAXIMUM
SECURITIES		OFFERING	AGGREGATE	AMOUNT OF
TO BE	AMOUNT TO BE	PRICE PER	OFFERING	REGISTRATION
REGISTERED	REGISTERED	SHARE	PRICE (1)	FEE
Common Stock	2,000,000	$0.05(1)	$100,000	$7.13(2)

(1) This price was arbitrarily determined by our Directors
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated April 22, 2010
PROSPECTUS
Rich Star Development Corporation
2,000,000
SHARES OF COMMON STOCK
INITIAL PUBLIC OFFERING
___________________

The selling shareholders named in this prospectus are offering up to 2,000,000 shares of common stock offered through this prospectus.  We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities.  We have, however, set an offering price for these securities of $0.05 per share.  We will use our best efforts to maintain the effectiveness of the resale registration statement from the effective date through and until all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144 promulgated under the Securities Act of 1933.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.05	None	$0.05
Total	$100,000	None	$100,000

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at $0.05 per share until such time as the shares of our common stock are traded on the FINRA Over-The-Counter Bulletin Board.  Although we intend to apply for quotation of our common stock on the FINRA Over-The-Counter Bulletin Board, public trading of our common stock may never materialize.  If our common stock becomes traded on the FINRA Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section of this Prospectus entitled "Risk Factors."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: April 22, 2010

Table of Contents
Page
Summary	6
Risk Factors	7
Risks Related To Our Financial Condition and Business Model	7
Because we have a limited operating history, you may not be able to accurately evaluate our operations.	7
We are dependent on outside financing for continuation of our operations	8
We May Not Be Able To Compete Successfully.	8
Our operating results and revenue may be subject to fluctuations caused by many economic factors associated with our industry and the markets for our products and services which, in turn, may individually and collectively affect our revenue, profitability and cash flow in adverse and unpredictable ways.	8
To be competitive we may need to acquire other companies or purchase or license technology from third parties in order to introduce new products and services or enhance our existing products and services.	9
During times when the global economy experiences weakness or uncertainty, we may have difficulty selling our products and services.	9
We depend heavily on key, talented employees in a competitive labor market.	9
Failure to Achieve and Maintain Internal Controls in Accordance with Sections 302 and 404(a) of the Sarbanes-Oxley Act of 2002 Could Have A Material Adverse Effect on Our Business and Stock Price.	10
Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.	10
Risks Related To Our Common Stock	10
The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors....	10
We have never paid dividends and do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.	11
Our common stock may be deemed a “penny stock”, which would make it more difficult for our investors to sell their shares.	11
Sales of a substantial number of shares of our common stock may cause the price of our common stock to decline.	11
Additional stock offerings may dilute current stockholders.	12
Being a public company will increase our administrative costs and may add other burdens.	12
We will be exposed to risks relating to evaluations of our internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002.	12
Forward-Looking Statements	13
Use of Proceeds	13
Determination of Offering Price	13
Dilution	13
Selling Shareholders	14
Plan of Distribution	17

Description of Securities	18
Interest of Named Experts and Counsel	19
Description of Business	20
Legal Proceedings	21
Market for Common Equity and Related Stockholder Matters	21
Financial Statements	23
Plan of Operations	24
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	24
Directors Executive Officers, Promoters and Control Persons	25
Executive Compensation	26
Security Ownership of Certain Beneficial Owners and Management	27
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	28
Certain Relationships and Related Transactions	28
Available Information	29
Other Expenses of Issuance and Distribution	29
Indemnification of Directors and Officers	30
Recent Sales of Unregistered Securities	30
Exhibits	30
Undertakings	31
Signatures	33

Summary
Rich Star Development Corporation

Rich Star Development Corporation (“the Company”) is a distribution company that plans to import and source locally, products in the food service business. The Company may consider dealing in other commodities, as opportunities and available financing allow. Initially, the Company would distribute food products, paper and janitorial products and restaurant utensils and equipment. The Company’s initial customers expect to include the restaurant and hospitality industries as well as small retail grocery stores.

Our fiscal year ended is December 31.

Rich Star Development Corporation (the Company), was incorporated in the state of Nevada on May 29, 2009.

Our principal offices are located at 10300 Charleston Blvd., Las Vegas, NV 89135

Our resident agent is Aspen Asset Management, 6623 Las Vegas Blvd South, #255,  Las Vegas, NV 89119
The Offering

Securities Being Offered	Up to 2,000,000 shares of our common stock.

Offering Price and Alternative Plan of Distribution
The offering price of the common stock is $0.05 per share.  We intend to apply to the FINRA over-the-counter bulletin board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None

Securities Issued and to be Issued
3,500,000 shares of our common stock are issued and outstanding as of the April 22, 2010 date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders. There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	From Inception on May 29, 2009 through December 31, 2009 (audited)
Cash	$99,971
Total Assets	99,971
Liabilities	50,000
Total Stockholder’s Equity	49,971
Statement of Operations
Revenue	$0
Net Loss for Reporting Period	$51,529

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  Currently, shares of our common stock are not publicly traded.  In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Please note that throughout this report, the words "we", "our" or "us" refer to Rich Star Development Corporation and not to the selling stockholders.

Risks Related To Our Financial Condition and Business Model

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We have had limited operations to date and have never generated revenue. Therefore, we have a limited operating history upon which to evaluate the merits of investing in the Company. Because we are in the early stages of operating our business, we are subject to many of the same risks inherent in the operation of a business with a limited operating history, including the potential inability to continue as a going concern.

We are dependent on Outside financing for continuation of our operations.

Because we have never generated revenue and currently operate at a significant loss, we are completely dependent on the continued availability of financing in order to continue our business. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future. Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern and, as a result, investors in the Company could lose their entire investment.

We May Not Be Able To Compete Successfully.

We compete against numerous competitors and others in the business, many of which are larger and have greater financial resources and better access to capital markets than us. We compete on the basis of a complete package of products we will offer to our customers, as well as management’s reputation for fair pricing and quality. We also compete with other owners and operators for buyers of the products we manufacture.

There can be no assurance that any competitors will not develop and offer products similar or even superior to, the products which we offer. Such competitiveness is likely to bring both strong price and quality competition to the sale of our products. This will mean, among others things, increased costs in the form of marketing and customer services, along with a reduction in pricing in sales. Generally, this will have a significant negative effect on our business.

We believe that our ability to compete successfully in our market depends on a number of factors, including market presence, the adequacy of our customer support services, our competitors, our referral sources, and industry and general economic trends. There can be no assurance that we will have the financial resources, technical expertise or marketing and support capabilities to compete successfully.

Our operating results and revenue may be subject to fluctuations caused by many economic factors associated with our industry and the markets for our products and services which, in turn, may individually and collectively affect our revenue, profitability and cash flow in adverse and unpredictable ways.

Quarterly and annual results of operations may be affected by a number of factors, associated with our industry and the markets for our products and services, including those listed below, which in turn could adversely affect our revenue, profitability and cash flow in the future.

Our operating results may vary and may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. These factors include the following:

•	the size, timing and shipment of individual orders for our products;

•	changes in our operating expenses;

•	the timing of personnel departures and new hires and the rate at which new personnel become productive;

•	the timing of the introduction or enhancement of our products and our competitors’ products;

•	customers deferring their orders in anticipation of the introduction of new products by us or our competitors;

•	market acceptance of new products;

•	changes in the mix of products sold;

•	changes in product pricing, including changes in our competitors’ pricing policies;

•	development and performance of our direct and indirect distribution channels and changes in the mix of vertical markets to which we sell our products;

•	the amount and timing of charges relating to restructurings and the impairment or loss of value of some of our assets, especially goodwill and intangible assets; and

•	general economic conditions.

To be competitive we may need to acquire other companies or purchase or license rights to products from third parties in order to introduce new products and services or enhance our existing products and services.

We may not be able to find businesses that have the products or technologies we need and, if we find such businesses, may not be able to purchase or license the rights or technology on commercially favorable terms or at all. Once we have completed an acquisition or license, the acquired business or our relationship with the licensor may not be successful. In addition, acquisitions and licenses are difficult to identify and complete for a number of reasons, including the cost of potential transactions, competition among prospective buyers and licensees and the need for regulatory approvals. In order to finance a potential transaction, we may need to raise additional funds by selling our stock or borrowing money. We may not be able to find financing on favorable terms, and the sale of our stock may result in the dilution of our existing stockholders.

During times when the global economy experiences weakness or uncertainty, we may have difficulty selling our products and services.

The global economy can be volatile, and an economic slowdown can have serious negative consequences for our business and operating results. For example, during a period of economic weakness or uncertainty, current or potential customers may defer purchases, go out of business or have insufficient capital to buy or pay for our products and services.

We depend heavily on key, talented employees in a competitive labor market.

Our success depends on our ability to attract, motivate and retain skilled personnel especially in the areas of management and sales. We compete with other companies for a small pool of qualified employees. Although we believe that our compensation plans are competitive, we may not be able to hire and retain the employees we need.

Failure to Achieve and Maintain Internal Controls in Accordance with Sections 302 and 404(a) of the Sarbanes-Oxley Act of 2002 Could Have A Material Adverse Effect on Our Business and Stock Price.

If we fail to maintain adequate internal controls or fail to implement required new or improved controls, as such control standards are modified, supplemented or amended from time to time; we may not be able to assert that we can conclude on an ongoing basis that we have effective internal controls over financial reporting. Effective internal controls are necessary for us to produce reliable financial reports and are important in the prevention of financial fraud.  If we cannot produce reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and there could be a material adverse effect on our stock price.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our financial statements as of December 31, 2009 have been prepared under the assumption that we will continue as a going concern for the year ending December 31, 2010. Our independent registered public accounting firm has issued a report dated February 13, 2010 that included an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern without additional capital or financing becoming available. Our ability to continue as a going concern ultimately depends on our ability to generate a profit which is likely dependent upon our ability to obtain additional equity or debt financing, attain further operating efficiencies and, ultimately, to achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks Related To Our Common Stock

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	additions or departures of key personnel;

•	sales of our common stock (particularly following effectiveness of the resale registration statement required to be filed in connection with the Private Placement);

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	loss of any strategic relationship;

•	industry developments;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our Common Stock.

We have never paid dividends and do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future.  The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as our board of directors may consider relevant. If we do not pay dividends, a return on an investment in our common stock will only occur if our stock price appreciates.

Our common stock may be deemed a “penny stock”, which would make it more difficult for our investors to sell their shares.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934.  The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or that have tangible net worth of less than $5.0 million ($2.0 million if the company has been operating for three or more years).  These rules require, among other things, that brokers who trade penny stock to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading  in  the  security,  including  a risk  disclosure  document  and  quote information under certain circumstances.  Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities are limited.  Remaining subject to the penny stock rules for any significant period could have an adverse effect on the market, if any, for our securities.  If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Furthermore, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult to obtain accurate quotations, obtain coverage for significant news events because major wire services generally do not publish press releases about such companies and obtain needed capital.

Sales of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including shares issued upon the exercise of outstanding options, the market price of our common stock could fall.  These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Additional stock offerings may dilute current stockholders.

Given our expansion plans and our expectation that we may need additional capital and personnel, we may need to issue additional shares of capital stock or securities convertible or exercisable for shares of capital stock, including preferred stock, convertible debt, options or warrants.  The issuance of additional capital stock may dilute the ownership of our current stockholders.

Being a public company will increase our administrative costs and may add other burdens.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company.  In addition, the Sarbanes-Oxley Act of 2002, rules implemented by the Securities and Exchange Commission, or SEC, and new listing requirements of the NASDAQ National Market have required changes in corporate governance practices of public companies.  We expect these new rules and regulations to increase our legal and financial compliance costs and to make some activities more time consuming and costly.  We also expect these new rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage.  These new rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly those serving on our audit committee.

We will be exposed to risks relating to evaluations of our internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002.

As a public company, absent an available exemption, we will be required to comply with Section 404 of the Sarbanes-Oxley Act by no later than December 31, 2010.  However, we cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or the impact of the same on our operations.  Furthermore, upon completion of this process, we may identify control deficiencies of varying degrees of severity that remain unremediated. As a public company, we will be required to report, among other things, control deficiencies that constitute a "material weakness." A "material weakness" is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.  If we fail to implement the requirements of Section 404 in a timely manner, we might be subject to sanctions or investigation by regulatory agencies such as the SEC. In addition, failure to comply with Section 404 or the report by us of a material weakness may cause investors to lose confidence in our financial statements and the trading price of our common stock may decline.  If we fail to remedy any material weakness, our financial statements may be inaccurate, our access to the capital markets may be restricted and the trading price of our common stock may decline.

Forward-Looking Statements

References to “Rich Star Development Corporation”, “Rich Star”, “the Company”, “we”, “us”, and “our” refer to Rich Star Development Corporation

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. We intend such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Further information concerning our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

All shares being offered will be sold by existing shareholders without our involvement, consequently the actual price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price will thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,000,000 shares of common stock offered through this prospectus. All of the shares were acquired from us by the selling shareholders in offerings that were exempt from registration pursuant to Rule 506 of Regulation D of the Securities Act of 1933 and completed in December 2009

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of April 22, 2010 including:

1.   the number of shares owned by each prior to this offering;
2.   the total number of shares that are to be offered by each;
3.   the total number of shares that will be owned by each upon completion of the offering;
4.   the percentage owned by each upon completion of the offering; and
5.   the identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 3,500,000 shares of common stock outstanding on December 31, 2009.

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
AI Beng Yeoh No. 15 Solok Baling, Jalan Kapar, Klang 41400, Selangor, West Malaysia	5,000	5,000	zero	zero
Mei Yan Chan D-4, 6/F, Shun Wah House, Shun Chi Court, Clear Water Bay Road, Kowloon, Hong Kong	2,000	2,000	zero	zero
Pik Kwan Chan D-4, 6/F, Shun Wah House, Shun Chi Court, Clear Water Bay Road, Kowloon, Hong Kong	2,000	2,000	zero	zero
Tommy Tak Yiu Chan D-4, 6/F, Shun Wah House, Shun Chi Court, Clear Water Bay Road, Kowloon, Hong Kong	2,000	2,000	zero	zero
Fung Ling Cheng Flat 8, 25/F, Block 1, Wong Tai Sin DMQ, 10 Sha Tin Pass Road, Wong Tai Sin Kowloon, Hong Kong	2,000	2,000	zero	zero

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Hon Chun Chiu D-4, 6/F, Shun Wah House, Shun Chi Court Clear Water Bay Road, Kowloon, Hong Kong	2,000	2,000	zero	zero
Alex Kar Chong Chung No.15 Solok Baling, Jalan Kapar, Klang 41400, Selangor West Malaysia	5,000	5,000	zero	zero
Mandy Kar Yen Chung No.15 Solok Baling, Jalan Kapar, Klang 41400, Selangor West Malaysia	5,000	5,000	zero	zero
Peggy Kar Yen Chung No.15 Solok Baling, Jalan Kapar, Klang 41400, Selangor West Malaysia	5,000	5,000	zero	zero
Wei Deng 31-2-10-4 Douli Xicheng Xingzuo, Da Du Koll, Chongqing, China	2,000	2,000	zero	zero
Joseph Wai Hung Chung No.15 Solok Baling, Jalan Kapar, Klang 41400, Selangor West Malaysia	5,000	5,000	zero	zero
David Koan 26 1/F Wing Hing Street,Peng Chau, Hong Kong	5,000	5,000	zero	zero
Jacquline Koan 32 Cross Street, Kojarah, NSW2177, Sydney, Australia	5,000	5,000	zero	zero
Michealla Koan 32 Cross Street, Kojarah, NSW2177, Sydney, Australia	5,000	5,000	zero	zero
Nicky Koan 15/F 151 Wong Nei Chang Road South Pearl Manson, Hong Kong	5,000	5,000	zero	zero
Rebecca Koan Bondetgard 23, 42433 Angered Gotebogr, Sweden	5,000	5,000	zero	zero
Man Lok Kon D-4, 6/F, Shun Wah House, Shun Chi Court Clear Water Bay Road, Kowloon, Hong Kong	2,000	2,000	zero	zero
Man Wai Kon Flat B, 16/F Bloack 5, Ocean View, Ma On Shan, NT, Hong Kong	2,000	2,000	zero	zero
Wai Ling Kon D-4, 6/F, Shun Wah House, Shun Chi Court Clear Water Bay Road, Kowloon, Hong Kong	2,000	2,000	zero	zero

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Man Kai Kung 10 Sha Tin Pass Road, Wong Tai Sin Kowloon, Hong Kong	2,000	2,000	zero	zero
Man Pui Kung D-4, 6/F, Shun Wah House, Shun Chi Court Clear Water Bay Road, Kowloon, Hong Kong	2,000	2,000	zero	zero
Man Sing Kung D-4, 6/F, Shun Wah House, Shun Chi Court, Clear Water Bay Road, Kowloon, Hong Kong	2,000	2,000	zero	zero
Siu Man Kung Flat A1, 23/F Block A, Rivera Garden, 2O-30 Tai Chng Kiu Road, Shatin, NT Hong Kong	2,000	2,000	zero	zero
Tsz Chun Kung Flat 8, 25/F, Block 1, Wong Tai Sin DMQ 10 Sha Tin Pass Road, Wong Tai Sin Kowloon, Hong Kong	2,000	2,000	zero	zero
Tsz Wai Kung Flat 8, 25/F, Block 1, Wong Tai Sin DMQ 10 Sha Tin Pass Road, Wong Tai Sin Kowloon, Hong Kong	2,000	2,000	zero	zero
Tsz Wang Kung D-4, 6/F, Shun Wah House, Shun Chi Court, Clear Water Bay Road, Kowloon, Hong Kong	2,000	2,000	zero	zero
Kwok Kei Lee Flat B, 16/F, Block 5, Ocean View Ma On Shan, NT Hong Kong	2,000	2,000	zero	zero
Ka Lai Lui Flat A1, 23/F Block A, Rivera Garden 20-30 Tai Chung Kiu Road, Shatin, NT, Hong Kong	2,000	2,000	zero	zero
Ka Yan Lui Flat A1, 23/F Block A, Rivera Garden 20-30 Tai Chung Kiu Road, Shatin, NT, Hong Kong	2,000	2,000	zero	zero
Derek Tak Wing Wong 10-14 Kung Yip Street, Wah Fat Industrial Bldg, G/F Unit 2, Kwai Chung NT, Hong Kong	600,000	600,000	zero	zero
Diane Tak Nga Wong 10-14 Kung Yip Street, Wah Fat Industrial Bldg, G/F, Unit 2, Kwai Chung, NT, Hong Kong	600,000	600,000	zero	zero

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Dickson Tak Sang Wong 10-14 Kung Yip Street, Wah Fat Industrial Bldg, G/F, Unit 2, Kwai Chung, NT, Hong Kong	600,000	600,000	zero	zero
Fok Sang Wong Rua Do Campo, 15-17, 5-B, Macau	25,000	25,000	zero	zero
Tan Tat Wong 10-14 Kung Yip Street, Wah Fat Industrial Bldg, G/F Unit 2, Kwai Chung, NT, Hong Kong	87,000	87,000	zero	zero

Total	2,000,000	2,000,000

Family Relationships

There are family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers. Man Yee Kung President Chief Executive Officer and Director is the Aunt of Ying Yiu Chan Secretary and Director.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;
3.	through the writing of options on the common stock;
4.	in short sales, or;
5.	in any combination of these methods of distribution.

The sales price to the public is fixed at $0.05 per share until such time as the shares of our common stock become traded on the FINRA Over-The-Counter Bulletin Board or another exchange.  Although we intend to apply for quotation of our common stock on the FINRA Over-The-Counter Bulletin Board, public trading of our common stock may never materialize.  If our common stock becomes traded on the FINRA Over-The-Counter Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.  In these circumstances, the sales price to the public may be:

1.	the market price of our common stock prevailing at the time of sale;
2.	a price related to such prevailing market price of our common stock, or;
3.	such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions.  Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and  may, among other things:

1.	not engage in any stabilization activities in connection with our common stock;
2.	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;
3.	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Description of Securities

Common Stock

The Company has 75,000,000 common shares authorized, with a par value of $0.001 per share, of which 3,500,000 shares were issued and outstanding as of December 31, 2009.

Voting Rights

Holders of common stock have the right to cast one vote for each share of stock in his or her own name on the books of the corporation, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including the election of directors.  There is no right to cumulative voting in the election of directors.  Except where a greater requirement is provided by statute or by the Articles of Incorporation, or by the Bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of a majority of the outstanding shares of the our common voting stock shall constitute a quorum for the transaction of business. The vote by the holders of a majority of such outstanding shares is also required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Company's Articles of Incorporation.

Dividends

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain earnings, if any, to support our growth strategy and do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

Pre-emptive Rights

Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of common stock are, and the shares of common stock offered hereby will be when issued, fully paid and non-assessable.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Transfer Agent

Quicksilver Stock Transfer of Las Vegas, Nevada.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Scott D. Olson ESQ. is our independent legal counsel, has provided an opinion on the validity of our common stock.

Berman & Company, P.A., Certified Public Accountants, has reviewed our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their report. The report of Berman & Company, P.A. is included in reliance upon their authority as experts in accounting and auditing.

Description of Business

General Organization and Business

Rich Star Development Corporation (the Company), was incorporated in the State of Nevada on May 29, 2009.

Our business is in the organizational stage, and we have not yet begun to implement our business plan.

We are a distribution company that plans to import and source locally, products in the food and food service business. Ultimately, we may consider dealing in other commodities, as opportunities and available financing allow. Initially, we will distribute food products, paper and janitorial products and restaurant utensils and equipment. Our initial customers will include the restaurant and hospitality industries as well as small retail grocery stores.

Future plans include buying directly from factories and joint venturing and private branding products to achieve best possible cost levels and maximize profitability.

Rich Star Development Corporation relies on the expertise and experience of its Management to provide the ability to develop its business. They are both experienced in all facets of the food service industry

Competition

We compete against numerous competitors and others in the business, many of which are larger and have greater financial resources and better access to capital markets than us. We compete on the basis of a complete package of products we will offer to our customers, as well as management’s reputation for fair pricing and quality. We also compete with other owners and operators for buyers of the products we manufacture.

There can be no assurance that any competitors will not develop and offer products similar or even superior to, the products which we offer. Such competitiveness is likely to bring both strong price and quality competition to the sale of our products. This will mean, among others things, increased costs in the form of marketing and customer services, along with a reduction in pricing in sales.

We believe that our ability to compete successfully in our market depends on a number of factors, including market presence, the adequacy of our customer support services, our competitors, our referral sources, and industry and general economic trends. There can be no assurance that we will have the financial resources, technical expertise or marketing and support capabilities to compete successfully.

Employees

We currently have two part-time employees, our President and Secretary.

Subsidiaries

We do not currently have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Legal Proceedings

We are not party to any legal proceedings.

Market for Common Equity and Related Stockholder Matters

Market Information

There is presently no public market for our common stock.

Holders of Our Common Stock

As of December 31, 2009, we had thirty-six (36) holders of record of our common stock.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least 180 days is entitled to sell his or her shares.  However, Rule 144 is not available to shareholders for at least one year subsequent to an issuer that previously met the definition of Rule 144(i)(1)(i) having publicly filed, on Form 8K, the information required by Form 10.

As of the date of this prospectus, no selling shareholder has held their shares for more than 180 days and it has not been at least one year since the company filed the Form 10 Information on Form 8K as contemplated by Rule 144(i)(2) and (3).  Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the FINRA over-the-counter bulletin board.  We plan to file a Form 8-A registration statement with the Commission to cause us to become a reporting company with the Commission under the 1934 Act. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the FINRA over-the-counter bulletin board.  We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors.  In the near future, in order for us to continue with our mineral exploration program, we will need to raise additional capital.  We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

RICH STAR DEVELOPMENT CORPORATION
 (A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS
DECEMBER 31, 2009

INDEX TO FINANCIAL STATEMENTS

PAGE(S)

Report of Independent Registered Certified Public Accounting	F-1

Balance Sheet – As of December 31, 2009	F-2

Statement of Operations -	F-3
For the Period from May 29, 2009 (inception) to December 31, 2009

Statement of Changes in Stockholders' Equity -
For the Period from May 29, 2009 (inception) to December 31, 2009	F-4

Statement of Cash Flows -
For the Period from May 29, 2009 (inception) to December 31, 2009	F-5

Notes to Financial Statements for the Period ended December 31, 2009	F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:
Rich Star Development Corporation

We have audited the accompanying balance sheet of Rich Star Development Corporation (a development stage company) as of December 31, 2009, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from May 29, 2009 (inception) to December 31, 2009.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rich Star Development Corporation (a development stage company) as of December 31. 2009, and the results of its operations and its cash flows for the period from May 29, 2009 (inception) to December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has a net loss of $51,529 and net cash used in operations of $50,029 for the year ended December 31, 2009. These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plan in regards to these matters is also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Berman & Company, P.A.
Boca Raton, Florida
February 13, 2010

Rich Star Development Corporation
(A Development Stage Company)
Balance Sheet

December 31, 2009

Assets

Current Assets
Cash	$99,971
Total Current Assets	99,971

Total Assets	$99,971

Liabilities and Stockholders’ Equity

Current Liabilities
Loan payable - stockholder	$50,000
Total Current Liabilities	50,000

Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
3,500,000 shares issued and outstanding	3,500
Additional paid in capital	98,000
Deficit accumulated during the development stage	(51,529)
Total Stockholders’ Equity	49,971

Total Liabilities and Stockholders' Equity	$99,971

See accompanying notes to financial statements

Rich Star Development Corporation
(A Development Stage Company)
Statement of Operations

For the Period from
May 29, 2009 (inception) to
December 31, 2009

General and administrative expenses	$51,529

Net loss	$(51,529)

Net loss per common share - basic and diluted	$(0.02)

Weighted average number of common shares outstanding during the period - basic and diluted	3,180,197

See accompanying notes to financial statements

Rich Star Development Corporation
(A Development Stage Company)
Statement of Changes in Stockholders' Equity
For the Period from May 29, 2009 (inception) to December 31, 2009

				Deficit
				Accumulated
	Common Stock, $0.001 Par Value		Additional Paid in	During Development	Total Stockholders'
	Shares	Amount	Capital	Stage	Equity

Issuance of common stock for services - founders ($0.001/share)	1,500,000	$1,500	$-	$-	$1,500

Issuance of common stock for cash ($0.05/share)	2,000,000	2,000	98,000	-	100,000

Net loss, period ended December 31, 2009	-	-	-	(51,529)	(51,529)

Balance - December 31, 2009	3,500,000	$3,500	$98,000	$(51,529)	$49,971

See accompanying notes to financial statements

Rich Star Development Corporation
(A Development Stage Company)
Statement of Cash Flows

For the Period from
May 29, 2009 (inception) to
December 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(51,529)
Adjustments to reconcile net loss to net cash used in operating activities
Stock issued for services - founders	1,500
Net Cash Used In Operating Activities	(50,029)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan payable - stockholder	50,000
Proceeds from sale of common stock	100,000
Net Cash Provided By Financing Activities	150,000

Net increase in cash	99,971

Cash - beginning of period	-

Cash - end of period	$99,971

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Interest	$-
Taxes	$-

See accompanying notes to financial statements

Rich Star Development Corporation
 (A Development Stage Company)
Notes to Financial Statements
December 31, 2009

Note 1 Nature of Operations

Nature of Operations

Rich Star Development Corporation (“the Company”) intends to become a distribution company that will import and source locally, products in the food service business. The Company may consider dealing in other commodities, as opportunities and available financing allow. Initially, the Company would distribute food products, paper and janitorial products and restaurant utensils and equipment. The Company’s initial customers expect to include the restaurant and hospitality industries as well as small retail grocery stores. Future plans may include buying directly from factories, joint venturing and private branding of products to achieve best possible cost levels and maximize profitability.

Note 2 Summary of Significant Accounting Policies

Development stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include negotiating distribution agreements and marketing the territory for distribution outlets for the product.  The Company, while seeking to implement its business plan, will look to obtain additional debt and/or equity related funding opportunities. The Company has not generated any revenues since inception.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Such estimates and assumptions impact, among others, the valuation allowance for deferred tax assets, due to continuing and expected future losses, and share-based payments.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Cash and cash equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.  There were no cash equivalents at December 31, 2009.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At December 31, 2009, the balance did not exceed the federally insured limit.

Risks and uncertainties

The Company operates in an industry that is subject to intense competition and change in consumer demand. The Company's operations are subject to significant risk and uncertainties including financial and operational risks including the potential risk of business failure. Also, see Note 3 regarding going concern matters.

Segment information

During 2009, the Company only operated in one segment; therefore, segment information has not been presented.

Share Based Payments

Generally, all forms of share-based payments, including stock option grants, restricted stock grants and stock appreciation rights, are measured at their fair value on the awards’ grant date, and based on the estimated number of awards that are ultimately expected to vest. Share-based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments are recorded as a component of general and administrative expense.

Earnings per share

Basic earnings per share (“EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted EPS gives effect to all dilutive potential of shares of common stock outstanding during the period including stock options or warrants, using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of stock options or warrants), and convertible debt or convertible preferred stock, using the if-converted method. Diluted EPS excludes all dilutive potential of shares of common stock if their effect is anti-dilutive.

The computation of basic and diluted loss per share for the period ended December 31, 2009 is equivalent since the Company reports a net loss.  The Company also has no common stock equivalents.

Income Taxes

The Company accounts for income taxes under the liability method.  Deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The Company uses a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not, that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount, which is more than 50% likely of being realized upon ultimate settlement. The Company considers many factors when evaluating and estimating our tax positions and tax benefits, which may require periodic adjustments.  At December 31, 2009, the Company did not record any liabilities for uncertain tax positions.

Recent accounting pronouncements

The Company adopted an accounting standard update regarding the determination of the useful life of intangible assets. As codified in ASC 350-30-35, this update amends the factors considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under intangibles accounting. It also requires a consistent approach between the useful life of a recognized intangible asset under prior business combination accounting and the period of expected cash flows used to measure the fair value of an asset under the new business combinations accounting (as currently codified under ASC 850). The update also requires enhanced disclosures when an intangible asset’s expected future cash flows are affected by an entity’s intent and/or ability to renew or extend the arrangement. The adoption did not have a material impact on the Company’s financial statements.

The Company adopted a new accounting standard for subsequent events, as codified in ASC 855-10. The update modifies the names of the two types of subsequent events either as recognized subsequent events (previously referred to in practice as Type I subsequent events) or non-recognized subsequent events (previously referred to in practice as Type II subsequent events). In addition, the standard modifies the definition of subsequent events to refer to events or transactions that occur after the balance sheet date, but before the financial statements are issued (for public entities) or available to be issued (for nonpublic entities). It also requires the disclosure of the date through which subsequent events have been evaluated. The update did not result in significant changes in the practice of subsequent event disclosures, and therefore the adoption did not have a material impact on the Company’s financial statements.

The Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

The Company adopted FASB ASU No. 2009-05, Fair Value Measurements and Disclosures (Topic 820) (“ASU 2009-05”). ASU 2009-05 provided amendments to ASC 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities. ASU 2009-05 provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using certain techniques. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of a liability. ASU 2009-05 also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. Adoption of ASU 2009-05 did not have a material impact on the Company’s results of operations or financial condition.

Note 3 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $51,529 and net cash used in operations of $50,029 for the period ended December 31, 2009.

The Company is in the development stage. The Company anticipates that it will continue to generate significant losses from operations in the near future. The Company believes its current available cash, along with anticipated revenues, may be insufficient to meet its cash needs for the near future.  There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue its operations is dependent on Management's plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.  The Company may need to incur additional liabilities with certain related parties to sustain the Company’s existence.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

In response to these problems, management has taken the following actions:

•	seeking additional debt and/or equity financing,
•	continue with development and implementation of the business plan; and
•	assess business markets and related opportunities so that revenues can be generated.

Note 4 Fair Value

The Company will categorize assets and liabilities recorded at fair value based upon the fair value hierarchy specified by GAAP.

The levels of fair value hierarchy are as follows:

•	Level 1 inputs utilize unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access;

•
Level 2 inputs utilize other-than-quoted prices that are observable, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and inputs such as interest rates and yield curves that are observable at commonly quoted intervals; and

•	Level 3 inputs are unobservable and are typically based on our own assumptions, including situations where there is little, if any, market activity.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the Company categorizes such financial asset or liability based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

Both observable and unobservable inputs may be used to determine the fair value of positions that are classified within the Level 3 category. As a result, the unrealized gains and losses for assets within the Level 3 category would be presented in a table, which may include changes in fair value that were attributable to both observable and unobservable inputs.

There were no instruments requiring a fair value classification at December 31, 2009.

Note 5 Loan Payable - Stockholder

In April 2009, the Company entered into an agreement with a stockholder that would advance $65,000 in connection with consulting services rendered and to be rendered in the future.  All advances are and will be non-interest bearing, unsecured, and due on demand.

As of December 31, 2009, the Company recorded an amount due of $50,000.  In January 2010, the stockholder advanced the remaining $15,000. In January 2010, the $65,000 was repaid.

Note 6 Income Taxes

The Company recognized deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards.  The Company will establish a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The Company has a net operating loss carryforwards for tax purposes totaling approximately $50,000 at December 31, 2009, expiring through 2029. There is a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership).  Temporary differences, which give rise to a net deferred tax asset, are as follows:

Significant deferred tax assets at December 31, 2009 are approximately as follows:

2009
Gross deferred tax assets:
Net operating loss carryforwards	$(17,000)
Total deferred tax assets	17,000
Less: valuation allowance	(17,000)
Net deferred tax asset recorded	$-

The valuation allowance at May 29, 2009 (inception) was $0. The net change in valuation allowance during the period ended December 31, 2009 was an increase of approximately $17,000. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not, that some portion or all of the deferred income tax assets will not be realized.  The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.  Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2009.

The actual tax benefit differs from the expected tax benefit for the period ended December 31, 2009 (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes) approximately as follows:

2009

Expected tax expense (benefit) – Federal	$(18,000)
Non-deductible stock compensation	1,000
Change in Valuation Allowance	17,000
Actual tax expense (benefit)	$-

Note 7 Contingencies

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

Note 8 Stockholders’ Equity

In October 2009, the Company issued 1,500,000 shares of common stock to its founders for pre incorporation services rendered, having a fair value of $1,500 ($0.001/share), based upon the fair value of the services rendered.  The fair value of the services provided reflected a more readily determinable fair value than the shares issued. The Company expensed this stock issuance as a component of general and administrative expense.

In November 2009, under the terms of a private placement, the Company issued 2,000,000 shares of common stock for $100,000 ($0.05/share).

Note 9 Subsequent Events

The Company performed a review of subsequent events through February 13, 2010, the date the financial statements were issued, and concluded that events or transactions occurring during that period requiring recognition or disclosure were made.

Plan of Operations

Rich Star Development Corporation (the Company), was incorporated in the state of Nevada on May 29, 2009.

Our business is in the organizational stage, and we have not yet begun to implement our business plan.

We are a distribution company that intends to import and source locally, products in the food and food service business. Ultimately, we may consider dealing in other commodities, as opportunities and available financing allow. Initially, we will distribute food products, paper and janitorial products and restaurant utensils and equipment. Our initial customers will include the restaurant and hospitality industries as well as small retail grocery stores.

Future plans include buying directly from factories and joint venturing and private branding products to achieve best possible cost levels and maximize profitability.

Rich Star Development Corporation relies on the expertise and experience of its Management to provide the ability to develop its business. They are both experienced in all facets of the food service industry

Off Balance Sheet Arrangements

As of December 31, 2009, there were no off balance sheet arrangements.

Results of Operations for Fiscal Year Ending December 31, 2009

We did not earn any revenue for the period from May 29, 2009 (inception) to December 31, 2009.

We incurred expenses in the amount of $51,529 for the period from May 29, 2009 (inception) to December 31, 2009,

Liquidity and Capital Resources

As of December 31, 2009 we had current assets of $99,971 and current liabilities in the amount of $50,000, with working capital in the amount of $49,971.

We currently have enough cash to satisfy our minimum cash requirements for the next twelve months.. Our ability to continue as a going concern is dependent on our ability to raise additional capital based upon the company’s desired plan of operation. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

No disagreements with auditors.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their respective ages as of April 30, 2008 are as follows:

Name	Age	Position(s) and Office(s) Held
Man Yee Kung	46	President Chief Executive Officer and Director
Ying Yiu Chan	28	Secretary and Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Man Yee Kung.  Man Yee Kung is the Company’s President and a director. As President, Man Yee Kung is responsible for the day-to-day management of the Company and for the continued strategic evolution of its distribution business.  Her business experience includes:

20 years of experience in the food wholesale and food service industry, in Asia and North America. Ms. Kung managed a well-established rice importing and wholesale company in Hong Kong and more recently established a food service company in North America.

Ying Yiu Chan.  Mr. Chan is the Company Secretary and a director. In this capacity, he will be responsible for all administrative functions and corporate filings.

Mr. Chan served as a warehouse manager and eventually fleet controller for a food service company, and has extensive knowledge in the operation areas of such companies.

Directors

Our bylaws authorize no less than one (1) director.  We currently have two Directors.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual meeting of our shareholders or until removed from office in accordance with our bylaws.

Our executive officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our officers and directors.

Executive Compensation

The Company has adopted the following equity compensation plan for its officers, directors and employees, as described in the table below:

Summary Compensation Table

The following table sets forth the compensation payable to the officers and directors of the Company for the period from inception to present.

		Annual Compensation				Long Term Compensation
Name	Title	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awarded ($)	Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Man Yee Kung	President, CEO, and Director	2009	0	0	0	0	0	0	0

Ying Yiu Chan	Secretary and Director	2009	0	0	0	0	0	0	0

Narrative Disclosure to the Summary Compensation Table

Our named executive officers do not currently receive any compensation from the Company for their services as officers of the Company.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Man Yee Kung	0	0	0	0	0	0	0	0	0
Ying Yiu Chan	0	0	0	0	0	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Man Yee Kung	0	0	0	0	0	0	0
Ying Yiu Chan	0	0	0	0	0	0	0
Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the Company for their services as members of the Board of Directors of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 22, 2010, the beneficial ownership of the Company's Common Stock by each person known by the Company to beneficially own more than 5% of the Company's Common Stock and by the officers and directors of the Company as a group.  Except as otherwise indicated, all shares are owned directly.

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Man Yee Kung 10300 Charleston Blvd, Las Vegas, NV 89135	1,000,000	28.6%
	Ying Yiu Chan 10300 Charleston Blvd, Las Vegas, NV 89135	500,000	14.3%
Common	All Officers and Directors as a Group (2 persons)	1,500,000	42.9%

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of our common stock.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

• Any of our directors or officers;
• Any person proposed as a nominee for election as a director;
• Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
• Any of our promoters;
• Any relative or spouse of any of the foregoing persons who has the same house address as such person.

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.  Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Part II

Information Not Required In the Prospectus

Item 13. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$7.13
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$0
Transfer Agent Fees	$1,300.00
Accounting fees and expenses	$10,300.00
Legal fees and expenses	$25,000.00

Total	$36,607.13

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

We closed an issue of 1,500,000 shares of common stock in December, 2009 to our founders including two Officers and Directors, at a price of $0.001 per share.  The total proceeds received from this offering were $1,500. In December, 2009, the Company issued 2,000,000 shares of common stock for $100,000 ($0.05/share).

Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
4.1	Specimen Certificate
5.1	Opinion of Scott D. Olsen ESQ. with consent to use
23.1	Consent of Berman & Company, P.A.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(a) If the Company is relying on Rule 430B:

i. Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed  to be  part of the  registration  statement  as of the  date  the  filed prospectus was deemed part of and included in the registration statement; and

ii.  Each  prospectus  required  to be filed  pursuant  to Rule  424(b)(2), (b)(5),  or (b)(7) as part of a registration  statement in reliance on Rule 430B relating to an offering made pursuant to Rule  415(a)(1)(i),  (vii),  or (x) for the  purpose of  providing  the  information  required  by section  10(a) of the Securities  Act shall be deemed to be part of and  included in the  registration statement  as of the earlier of the date such form of  prospectus  is first used after  effectiveness  or the date of the first contract of sale of securities in the  offering  described  in the  prospectus.  As  provided  in Rule  430B,  for liability  purposes  of the  issuer  and any  person  that  is at  that  date an underwriter,  such  date  shall  be  deemed  to be a new  effective  date of the registration  statement relating to the securities in the registration statement to which that  prospectus  relates,  and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering  thereof;  provided, however,  that no statement made in a registration  statement or prospectus that is part of the  registration  statement  or made in a document  incorporated  or deemed  incorporated by reference into the registration  statement or prospectus that is part of the  registration  statement will, as to a purchaser with a time of  contract  of sale  prior to such  effective  date,  supersede  or modify any statement  that was made in the  registration  statement or prospectus  that was part of the  registration  statement  or made in any such  document  immediately prior to such effective date; or

(b) If the Company is subject to Rule 430C:

Each  prospectus  filed  pursuant to Rule 424(b) as part of a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than  prospectuses  filed in reliance on Rule 430A,  shall be deemed to be part of and included in the  registration  statement as of the date it is first used after effectiveness;  provided, however, that no statement made in a  registration  statement  or  prospectus  that is part of the  registration statement or made in a document incorporated or deemed incorporated by reference into the  registration  statement or prospectus that is part of the registration statement  will, as to a purchaser with a time of contract of sale prior to such first use,  supersede or modify any statement that was made in the  registration statement or prospectus that was part of the  registration  statement or made in any such document  immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:  The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Nevada on April 22, 2010.

Rich Star Development Corporation

By:	/s/ Man Yee Kung
Man Yee Kung
President and Director